EXHIBIT 1

Reg No SC95000

ARTICLES OF ASSOCIATION

(Adopted by special resolution passed on and with effect from 20 May 2021)

of

LLOYDS BANKING GROUP plc

1

Table of contents of the Lloyds Banking Group plc articles of association
Article Page

2

3

4

5

6

7

8

The Companies Act 2006
Public company limited by shares
Articles of Association
of
Lloyds Banking Group plc1
as adopted by a special resolution passed on and with effect from 20 May 2021
Preliminary
1Table A not to apply
Neither the regulations in Table A in The Companies (Tables A to F) Regulations 1985 nor any other articles or regulations which may apply to companies under the statutes shall apply to the company.
2Interpretation
2.1In these articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

“combined physical and electronic general meeting”	a meeting convened and held in accordance with these articles and which allows participants to attend at a physical place of meeting or via an electronic platform;
“Companies Acts”	shall have the meaning given thereto by section 2 of the Companies Act 2006 but shall only extend to provisions which are in force at the relevant date;
“company communications provisions”	shall have the same meaning as in the Companies Act 2006;
“CREST regulations”	the Uncertificated Securities Regulations 2001;
“electronic platform”	any form of electronic platform or facility and includes, without limitation, website addresses, application technology and conference call systems;
“incapacity”	in relation to a member, includes death, bankruptcy, insanity, incapacity of any kind, dissolution, liquidation or other event where, by operation of law, the rights and obligations of a member are transferred to or vested in another person;
“in writing”	written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another;
“London stock exchange”	London Stock Exchange plc;

1    The name of the company was changed on 16 January 2009 from Lloyds TSB Group plc pursuant to a resolution passed on 19 November 2008.

9

“month”	calendar month;
“office”	the registered office of the company for the time being;
“operator”	Euroclear UK & Ireland Limited or such other person as may for the time being be approved by H.M. Treasury as operator under the CREST regulations;
“operator instruction”	a properly authenticated dematerialised instruction attributable to the operator;
“ordinary shares”	ordinary shares of 10p each of the company;
“paid”	paid or credited as paid;
“participating security”	a security title to units which is permitted by the operator to be transferred by means of a relevant system;
“physical general meeting”	any general meeting attended by persons physically present at the location(s) specified in the notice of such general meeting;
“preference shares”	preference shares of the company described in article 3;
“present”	for the purposes of a physical general meeting, physically present or, for the purposes of a combined physical and electronic general meeting, either physically present or present by attendance via an electronic platform;
“register”	the register of members of the company;
“relevant system”	a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST regulations;
“seal”	the common seal of the company;
“securities seal”	an official seal kept by the company for sealing documents issued by the company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Act 2006;
“statutes”	the Companies Acts, the CREST regulations and every other enactment (to the extent the same is in force) or any judgment or order of any court of competent jurisdiction (where applicable), concerning companies and affecting the company;
“these articles”	these articles of association as from time to time altered;
“transfer office”	the place where the register is situated for the time being;
“treasury shares”	shares of the company which are acquired and are being held by the company;

10

“UK Listing Authority”	the Financial Conduct Authority in its capacity as competent authority for official listing under Part VI of the Financial Services and Markets Act 2000 and any successor thereto;
“United Kingdom”	the United Kingdom of Great Britain and Northern Ireland; and
“year”	calendar year.

2.2Expressions and references:
2.2.1The expression “address” includes any number or address (including, in the case of any uncertificated proxy instruction permitted under article 65, an identification number of a participant in the relevant system) used for the purposes of sending or receiving documents or information by electronic means and/or by means of a website.
2.2.2The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.
2.2.3The expression “documents” shall include notices, information, certificates, reports and accounts, financial statements, forms, offer documents, documents needed for the public quotation of securities, deeds, agreements, records, circulars and cheques, warrants or orders in respect of dividends, distributions or interest, summonses, orders or other legal processes and registers.
2.2.4The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the company communications provisions.
2.2.5The expression “mail” shall include any document sent by prepaid envelope or, where the context allows, sent by fax or other electronic means to the extent allowed by law.
2.2.6The expressions “member”, “holder” and “shareholder” shall include references, where the context so requires, to a person entitled by transmission or operation of law (including, without limitation, a person so entitled following incapacity of a member) to that member’s interest in the company.
2.2.7The expression “officer” shall include a director, manager and the secretary, but shall not include an auditor.
2.2.8The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.
2.2.9The expression “record date” means any date specified by the directors by resolution (notwithstanding any other provision of these articles but subject to the statutes) as the date at the close of business (or such other time as the directors may determine) of which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular.

11

2.2.10The expression “secretary” shall include any person appointed to perform any of the duties of the secretary including, but not limited to, a joint, assistant or deputy secretary.
2.2.11The expression “shareholders’ meeting” shall include both a general meeting and a meeting of the holders of any class of shares of the company. The expression “general meeting” shall include any general meeting of the company, including any general meeting held as the company’s annual general meeting in accordance with section 360 of the Companies Act 2006 (“annual general meeting”) and whether held as a physical general meeting or as a combined physical and electronic general meeting.
2.2.12All those provisions of these articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.
2.2.13References to an amount or sum payable on or in respect of a share, or an amount to be paid or calculated on or in respect of a share, means an amount, or payment, in the currency in which the share is denominated.
2.2.14Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.
2.2.15References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these articles).
2.2.16Any words or expressions defined in the Companies Acts or the CREST regulations shall (if not inconsistent with the subject or context and if not defined in this article 2) bear the same meanings in these articles.
2.2.17References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST regulations.
2.2.18A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these articles or the statutes.
2.3Wherever in these articles provision is included for the company to make payment, withhold, retain or not be obliged to make any payment in respect of any money which may be owing to any person, the following shall apply unless otherwise expressly provided:
2.3.1no interest shall be payable thereon, but any moneys earned in respect of such money shall accrue to and be for the benefit of the company;
2.3.2the company shall not be a trustee or hold such money in any fiduciary capacity, but shall be deemed to be the debtor of such person;
2.3.3the company may pay such money in whole or in part into a separate bank account in the name of the person entitled, which shall be a good discharge to the company; and
2.3.4the company may employ any such money in the business of the company or invest it as the directors may from time to time think fit.

12

Share capital
3Preference shares
The preference shares shall confer upon the holders thereof such rights (including rights of redemption in whole or in part) as may be determined by the directors on allotment, but unless the directors shall otherwise determine, fully paid preference shares shall confer identical rights in respect of capital, dividends (save as to the currency of payment thereof and save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date), voting and otherwise, notwithstanding that they are denominated in different currencies, and shall be treated as if they are one single class of shares.
4Fractions arising on consolidation or subdivision
4.1Whenever as a result of a consolidation or subdivision of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the act, the company) and distribute the net proceeds of sale in due proportion among those members in the same currency in which the shares were denominated. The directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
4.2So far as the statutes allow, the directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the register as shares in certificated form where this is desirable to facilitate the sale thereof.
4.3Where any member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may at the directors’ discretion be distributed to an organisation which is a charity for the purposes of the law of England and Wales or Scotland.
5Reduction of capital
Subject to the provisions of the statutes, the company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.
Shares
6Shares and special rights
Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the company may be issued with such preferred, deferred or other special rights (including their being denominated in any currency), or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the company may from time to time by ordinary resolution

13

determine (or, in the absence of any such determination, as the directors may determine) or as otherwise provided in these articles and, subject to the provisions of the statutes, the company may issue any shares which are, or at the option of the company or the holder are, liable to be redeemed and the directors may determine the terms, conditions and manner of redemption of any such shares.
7Commissions on issue of shares
The company may exercise the powers of paying commissions conferred by the statutes to the full extent thereby permitted. Such payment may be in cash, by allotting fully or partly paid shares or other securities, or partly in one way and partly in the other. The company may also on any issue of shares pay such brokerage as may be lawful.
8Trust etc. interests not recognised
Except as required by these articles, the statutes or under the order of a court, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

Share certificates
9Issue of share certificates
9.1Every person (except a person to whom the company is not required by law to issue a certificate) whose name is entered in the register in respect of shares in certificated form shall upon the issue or transfer to such person of such shares be entitled without payment to a certificate therefor:
9.1.1(in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment; or
9.1.2(in the case of a transfer of fully-paid shares) within five business days after lodgement of the transfer; or
9.1.3(in the case of a transfer of partly-paid shares) within two months after lodgement of the transfer; or
9.1.4(in the case of the surrender of a share warrant for cancellation) within two months of the surrender of the warrant.
9.2A certificate sent to a member under this article 9 or under article 117, is sent at the risk of the member and not the company.
10Form of share certificate
Every share certificate shall be executed by the company in such manner as the directors may decide (which may include use of the seal or the securities seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) and/or manual or facsimile signatures by one or more directors) and shall specify the number,

14

denomination and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class.
11Joint holders
In the case of a share held jointly by several persons in certificated form, the company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.
12Replacement of share certificates
12.1Any two or more certificates representing shares of any one class held by any member may at such member’s request be cancelled and a single new certificate for such shares issued instead with such charge as the directors may reasonably determine.
12.2If any member shall surrender for cancellation a share certificate representing shares held by him/her and request the company to issue instead two or more share certificates representing such shares in such proportions as the member may specify, the directors may, if they think fit, comply with such request for such charge as the directors may reasonably determine.
12.3If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the company in connection with the request as the directors may think fit.
12.4In the case of shares held jointly by several persons, any such request may be made by any one of the joint holders.
Calls on shares
13Power to make calls
The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) but subject to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be made payable by instalments.
14Liability for calls
Each member shall (subject to being given at least 14 days’ notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on such member’s shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be wholly or partly revoked or postponed as the directors may determine.
15Interest on overdue amounts
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day

15

appointed for payment thereof to the time of actual payment at such rate as the directors determine, but the directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.
16Other sums due on shares
Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
17Power to differentiate between holders
The directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.
18Payment of calls in advance
The directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by the member and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made. The company may pay interest upon the money so received (until and to the extent that the same would but for such advance become payable) at such rate as the member paying such sum and the directors may agree. No sum so paid up in advance shall entitle the member in respect of such share to participate in any dividend on such amount (until and to the extent that such sum would but for such advance become payable).
Forfeiture and lien
19Notice on failure to pay a call
19.1If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the directors may at any time thereafter serve a notice on such member requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the company by reason of such non-payment.
19.2The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.
20Forfeiture for non-compliance
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared

16

in respect of the forfeited share and not actually paid before forfeiture. The directors may accept a surrender of any share liable to be forfeited hereunder.
21Disposal of forfeited shares
A share so forfeited or surrendered shall become the property of the company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the directors shall think fit, and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the directors think fit. The directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.
22Holder to remain liable despite forfeiture
A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the company all moneys which at the date of forfeiture or surrender were presently payable by such member to the company in respect of the shares with interest thereon at such rate as the directors may determine from the date of forfeiture or surrender until payment. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.
23Lien on partly-paid shares
The company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this article.
24Sale of shares subject to lien
The company may sell in such manner as the directors think fit any share on which the company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been given to the relevant member.
25Proceeds of sale of shares subject to lien
The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender (in the case of shares held in certificated form) to the company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale, the directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

17

26Evidence of forfeiture
A statutory declaration in writing that the declarant is a director or the secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made, if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall such person’s title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.
Variation of rights
27Manner of variation of rights
27.1Whenever the share capital of the company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the company is a going concern or during or in contemplation of a winding-up.
27.2The provisions of article 27.1 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.
27.3To every such separate meeting all the provisions of these articles relating to general meetings and to the proceedings thereat shall apply with such changes as are appropriate, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by the holder.
28Matters not constituting variation of rights
The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by:
28.1the creation or issue of further shares ranking as regards participation in the profits or assets of the company in some or all respects equally therewith or subsequent thereto but in no respect in priority thereto; or
28.2the purchase or redemption by the company of any of its own shares.

18

Transfer of shares
29Form of transfer
29.1All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and may be under hand only or in the case of a corporation executed in accordance with the statutes or, as the case may be, the laws of its place of incorporation and its by-laws. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register in respect thereof. All instruments of transfer which are registered may be retained by the company.
29.2All transfers of shares which are in uncertificated form shall, unless the CREST regulations otherwise provide, be effected by means of a relevant system.
30Balance certificate
Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued instead without charge.
31Right to refuse registration
31.1The directors may decline to recognise any instrument of transfer relating to shares in certificated form unless:
31.1.1it is in respect of only one class of share;
31.1.2it is lodged (duly stamped if required) at the transfer office accompanied by the relevant share certificate(s); and
31.1.3when lodged it is accompanied by such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so).
In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.
31.2The directors may in their absolute discretion refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.
31.3The directors shall refuse to register the transfer of any share on which the company has a lien.
31.4The directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly.

19

31.5If the directors refuse to register an allotment or transfer of shares, they shall as soon as practicable and in any event within two months after the date on which:
31.5.1the letter of allotment or instrument of transfer was lodged with the company (in the case of shares held in certificated form); or
31.5.2the operator instruction was received by the company (in the case of shares held in uncertificated form), send to the allottee or transferee notice of the refusal giving reasons for the refusal.
32No fee on registration
No fee will be charged by the company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the register affecting the title to any shares.
33Branch register
Subject to and to the extent permitted by the statutes, the company, or the directors on behalf of the company, may cause to be kept in any territory a branch register of members resident in such territory, and the directors may make and vary such regulations as they may think fit respecting the keeping of any such register.
34Further provisions on shares in uncertificated form
34.1In this article 34, “the relevant rules” means:
34.1.1any applicable provision of the statutes about the holding, evidencing of title to, or transfer of shares other than in certificated form; and
34.1.2any applicable legislation, rules or other arrangements made in connection with such provision.
34.2The provisions of this article 34 have effect subject to the relevant rules.
34.3To the extent any provision of the articles is inconsistent with the applicable relevant rules, it must be disregarded.
34.4Any share or class of shares of the company may be issued or held on such terms, or in such a way, that:
34.4.1title to it or them is not, or must not be, evidenced by a certificate; or
34.4.2it or they may or must be transferred wholly or partly without a certificate.
34.5The directors have power to take such steps as they think fit in relation to:
34.5.1the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);
34.5.2any records relating to the holding of uncertificated shares;
34.5.3the conversion of certificated shares into uncertificated shares; or
34.5.4the conversion of uncertificated shares into certificated shares.
34.6The company may by notice to the holder of a share require that share:

20

34.6.1if it is uncertificated, to be converted into certificated form; and
34.6.2if it is certificated, to be converted into uncertificated form,
34.6.3to enable it to be dealt with in accordance with the articles.
34.7If:
34.7.1the articles give the directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of shares; and
34.7.2uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument, the directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.
34.8The directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it. This may include converting such share to certificated form.
34.9Unless the directors resolve otherwise, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.
34.10A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.
Transmission of shares
35Persons entitled on death
In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he/she was a sole or only surviving holder, shall be the only persons recognised by the company as having any title to such member’s interest in the shares, but nothing in this article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by such member.
36Election by persons entitled by transmission
A person becoming entitled to a share in consequence of incapacity of a member may (subject as hereinafter provided), upon supplying to the company such evidence as the directors may reasonably require to show such person’s title to the share, either be registered as the holder of the share upon giving to the company notice to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share.
37Refusal of registration on transmission
The directors may at any time give notice requiring any person becoming entitled by transmission to a share to elect either to be registered as the holder of such share or to transfer the share. If the notice is not complied with within 60 days, and the shares are fully

21

paid up, such person shall be deemed to have elected to be registered as the holder of such shares, whereupon such person shall be entered in the register accordingly.
38Rights of persons entitled by transmission
Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a share in consequence of the incapacity of a member (upon supplying to the company such evidence as the directors may reasonably require to show such person’s title to the share) shall be entitled to the same dividends and other advantages as those to which he/she would be entitled if he/she were the registered holder of the share, except that he/she shall not be entitled in respect thereof (except with the authority of the directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he/she shall have been registered as a member in respect of the share.
Untraced shareholders
39Untraced shareholders
39.1The company shall be entitled to sell the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law for the purposes of this article 39, the “relevant holder”), if and provided that:
39.1.1during the period of 12 years prior to the sending of the notice referred to in article 39.1.2, at least three dividends in respect of such shares have become payable and no dividend in respect of those shares has been claimed;
39.1.2following the expiry of the 12 year period referred to in article 39.1.1, the company has sent a notice:
(i)in hard copy form to the last known physical address that the company has for the relevant holder; or
(ii)in electronic form to the last known email address that the company has for the relevant holder, stating the company’s intention to sell the relevant shares. Before sending such notice, the company must have used reasonable efforts to trace the relevant holder, engaging if the company considers appropriate (in its sole discretion) a professional asset reunification company or other tracing agent; and
39.1.3during the period of three months following the company sending the notice referred to in article 39.1.2, the company has not received any communication from the relevant holder.
39.2The company is also entitled to sell any additional shares in the company held by the relevant holder under article 39.1 that were issued by the company during the 12 year period referred to in article 39.1.1, if and provided that, the criteria in articles 39.1.2 and 39.1.3 are satisfied in relation to the additional shares (but as if the words “following the expiry of the 12 year period” were omitted from article 39.1.2), and no dividend on such additional shares has been cashed or claimed by the relevant holder.

22

39.3To give effect to any sale of shares under this article 39, the directors may authorise any person to transfer the shares sold to the purchaser or its nominee and such transfer shall be as effective as if it had been carried out by the relevant holder.
39.4The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the sale proceedings.
39.5The net proceeds from the sale of shares under this article 39 (after payment of the costs of the sale) shall be forfeited by the relevant holder and shall belong to the company. The company shall not be liable in any respect, nor be required to account, to such relevant holder or other person previously entitled for the net proceeds of such sale. The company shall be entitled to use or invest the net proceeds of such sale for the company’s benefit in any manner that the directors may from time to time think fit.
39.6The company may cease to send any cheque, warrant, order or similar financial instrument by post or to employ any other means of payment (including using the facilities of a relevant system) for any dividend, instalment of interest or other amount owing to a member which is normally paid in that manner and also may cease to send or deliver any other documents to such member if:
39.6.1on two consecutive occasions cheques, warrants, orders or similar financial instruments shall have been returned undelivered during, or shall have remained uncashed or unclaimed at the end of, the period for which the same are valid, or any other means of payment shall have failed or other documents shall have been returned undelivered within three months of their being sent; or
39.6.2on any occasion a cheque, warrant, order or similar financial instrument shall have been returned undelivered during, or shall have remained uncashed or unclaimed at the end of, the period for which the same is valid or any other means of payment shall have failed or other documents shall have been returned undelivered within three months of their being sent, and reasonable enquiries shall have failed to establish any new address or account of the member.
The company shall recommence sending cheques, warrants, orders or similar financial instruments or employing such other means in respect of dividends, instalments of interest and other amounts which become due and shall also recommence sending or delivering other documents after the member requests such recommencement in writing.
General meetings
40Annual general meetings
An annual general meeting shall be held in each period of six months beginning with the day following the company’s accounting reference date, at such place (being, for those participants that are physically present, in Edinburgh or at such other place in Scotland as the directors shall determine), date and time as may be determined by the directors in accordance with these articles.
41Convening of general meetings
The directors may whenever they think fit, and shall on requisition in accordance with the statutes, proceed to convene a general meeting.

23

Notice of general meetings
42Notice of general meetings
42.1An annual general meeting shall be called by notice of at least 21 days.
42.2Any other general meeting shall be called by notice of at least 14 days.
42.3The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held, and shall be given to all members other than such as are not under the provisions of these articles entitled to receive such notices from the company.
42.4For the purposes of article 42.3 the company may determine that only those persons entered on the register at the close of business on a day determined by the company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.
43Contents of notice of general meetings
43.1Every notice calling a general meeting shall specify the place or places, date and time of the meeting.
43.2There shall appear with reasonable prominence in every such notice a statement that:
43.2.1a member is entitled to appoint a proxy or proxies to exercise all or any of that member’s rights to attend and to speak and vote; and
43.2.2a proxy need not be a member of the company.
43.3The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as a special resolution, the notice shall contain a statement to that effect.
43.4In the case of an annual general meeting, the notice shall also specify the meeting as such.
43.5For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting.
43.6If the directors consider that it is impractical, or undesirable, to hold a general meeting on the date or at the time or place stated in the notice of meeting, they may resolve to change the place or places (including, for a combined physical and electronic general meeting, electronic platform) of or postpone the meeting, or do both, before the time at which it is to be held. It shall not be necessary to give notice of the postponed or moved meeting, however, the directors shall take such steps that they consider to be reasonable in the circumstances to ensure that a member trying to attend the meeting at the original date, time and place or places (including, for a combined physical and electronic general meeting, electronic platform) is informed of the new arrangements, which may include publicising such details on the company’s website and/or by means of a stock exchange announcement and shall individually be deemed to constitute reasonable steps for the purposes of this article. If a meeting is postponed or moved in this way, proxies may be

24

lodged in accordance with the provisions of articles 64 and 65 until 48 hours before the commencement of the postponed or moved meeting to which they relate. The directors may also change the place or places (including, for a combined physical and electronic general meeting, electronic platform) of or postpone the adjourned meeting, or do both, under this article.

Proceedings at general meetings
44Chair
The chair of the directors, failing whom a deputy chair, failing whom any director present and willing to act and, if more than one, chosen by the directors present at the meeting, shall preside as chair at a general meeting. If no director is present within five minutes after the time appointed for holding the meeting and willing to act as chair, a member may be elected to be the chair by a resolution of the company passed at the meeting.
45Security and other arrangements at meetings
45.1The chair of a meeting shall be entitled to take any action the chair considers appropriate for the proper and orderly conduct of a general meeting.
45.2The directors shall be entitled to put in place such arrangements or restrictions as they think fit to ensure the safety and security of the attendees at a general meeting and the orderly conduct of the meeting, including asking persons wanting to attend physically, or in physical attendance at, a general meeting to submit to searches or other security arrangements which the directors think are appropriate. Without limitation, the security arrangements may include the prohibition of any article or item (as determined by the directors) being permitted to be taken into the meeting. The directors may, in their discretion, refuse entry to, or remove from, a general meeting any person who does not submit to those searches or comply with those security arrangements. The directors’ powers and discretions under this article are delegated to the chair of the board, but, if the chair is not present, to the proposed chair of the meeting.
46Meeting in different places
46.1Subject to the statutes and these articles, every member may attend a general meeting in person or by proxy.
46.2The directors may make arrangements that they, in their discretion, think appropriate to:
46.2.1enable attendance at a place where a general meeting (or adjournment) is to be held; or
46.2.2regulate the number of people attending that meeting (or adjournment); and
46.2.3ensure the safety of people attending at that place,
and may change those arrangements at any time. The arrangements may include (without limitation) the issue of tickets or the use of a random method of selection.
46.3In the case of a general meeting to which these arrangements apply, the directors may, when specifying the place of the meeting, direct that the meeting shall be held at a place identified in the notice at which the chair of the meeting will attend (the “principal meeting

25

place”); and make arrangements for simultaneous attendance and participation (including by way of video link) at other places by members and proxies entitled to attend the meeting but excluded from it under this article or who want to attend at one of the other places. A member or proxy prevented from attending (or not wishing to attend) at the principal meeting place may attend and participate at another place. In the case of an annual general meeting, the principal meeting place shall be in Edinburgh or at such other place in Scotland as the directors shall appoint.
46.4The notice of meeting need not give details of any arrangements under this article.
46.5In these articles (unless the context requires otherwise), the members shall be treated as meeting in the principal meeting place.
46.6The directors’ powers and discretions under this article are delegated to the chair at a general meeting.
46.7The directors shall be entitled to permit such legal and other advisers of the company as they shall think fit to attend and speak at any meeting of the company or any separate meeting of any class of shares in the capital of the company.
47Quorum
No business other than the appointment of a chair shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present at the general meeting or represented by proxy and entitled to vote shall be a quorum for all purposes.
48Lack of quorum
If within 15 minutes from the time appointed for a general meeting (or such longer interval as the chair of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:
48.1if convened on the requisition of members, shall be dissolved; and
48.2in any other case, shall stand adjourned to such day, time and place or places (including, for a combined physical and electronic general meeting, electronic platform) as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chair of the meeting may determine, provided that the adjourned meeting shall be held not less than ten clear days after the original general meeting.
49Adjournment
49.1The chair of a general meeting may adjourn the meeting if the chair considers that:
49.1.1there is not enough room for the number of members and proxies who want to attend the meeting;
49.1.2the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or
49.1.3an adjournment is necessary for any other reason, so that the business of the meeting may be properly carried out.

26

The chair may adjourn the meeting for any of these reasons to a date, time and place or places and (if applicable for a combined physical and electronic general meeting) electronic platform which the chair may decide, or indefinitely, without the consent of the meeting to do this.
49.2Subject to the preceding article, the chair of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place and (if applicable for a combined physical and electronic general meeting) from an electronic platform to another, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.
Where a meeting is adjourned without specifying a new time, the time and place or places and (if applicable for a combined physical and electronic general meeting) electronic platform for the adjourned meeting shall be fixed by the directors.
50Notice of adjourned meeting
When a meeting is adjourned for 30 days or more or without specifying a new time, not less than seven days’ notice of the adjourned meeting shall be given in accordance with article 43.
Otherwise, it shall not be necessary to give any notice of an adjournment.
51Combined physical and electronic general meetings
51.1The directors may decide to hold a general meeting as a combined physical and electronic general meeting and, in such case, shall provide details of the means for members to attend and participate in the meeting, including the physical place or places of meeting and the electronic platforms.
51.2The directors and the chair of a combined physical and electronic general meeting may make any arrangement and impose any requirement or restriction as is:
51.2.1necessary to ensure the identification of those taking part and the security of the electronic communication; and
51.2.2proportionate to achieving these objectives.
51.3Nothing in article 51.2 shall affect the directors’ or the chair’s power to require reasonable evidence of the entitlement of any person who is not a member to participate in the meeting.
51.4All resolutions put to members at a combined physical and electronic general meeting shall be voted on by a poll in accordance with articles 54, 55, 56 and 57.
51.5Persons seeking to attend or participate in a combined physical and electronic general meeting via an electronic platform shall be responsible for ensuring that they have access to the facilities (including, without limitation, systems, equipment and connectivity) which are necessary to enable them to do so. Unless a person is unable to attend or participate in a meeting because such meeting has been adjourned by the chair in accordance with the provisions of article 49, any inability of a person or persons to attend or participate in a combined physical and electronic general meeting via an electronic platform, in whole or in part, will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

27

52Attendance at and participation in general meetings
52.1In determining whether persons are attending or participating in a general meeting, it is immaterial whether any two or more persons attending it are in the same place as each other or how they are able to communicate with each other.
52.2Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.
52.3The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.
52.4A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate, during the meeting, information and opinions which that person has on the business of the meeting.
52.5A person is able to exercise the right to vote at a general meeting when,
52.5.1that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
52.5.2that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.
53Amendments to resolutions
53.1The chair may propose amendments to a special resolution if they are amendments to correct an obvious error in the resolution.
53.2No other amendments may be proposed to a special resolution.
53.3Amendments to an ordinary resolution which are within the scope of the resolution may be proposed at any time by the chair but in the case of a member only if written notice of the proposed amendment is delivered to the office at least three clear business days (or such lesser period as the chair in his/her absolute discretion may determine) before the day fixed for the meeting or adjourned meeting.
53.4If an amendment shall be proposed to any resolution under consideration, but shall in good faith be ruled out of order by the chair of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
Polls
54Method of voting and demand for poll
54.1At any general meeting which is held only as a physical general meeting, a resolution put to the vote of the meeting shall be decided on a poll unless the chair of the meeting determines, subject to article 54.3, that such resolution shall be decided on a show of hands.

28

54.2If, pursuant to article 54.1, the chair of the meeting has determined that a resolution shall be decided on a show of hands, a poll may be demanded by any of:
54.2.1not less than five members present in person or by proxy and entitled to vote; or
54.2.2a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
54.2.3a member or members present in person or by proxy and holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
54.3A demand for a poll may be withdrawn, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is so withdrawn, the meeting shall continue as if the demand had not been made. If a demand for a poll is withdrawn, any other person entitled to do so may demand a poll.
54.4No poll shall be demanded on the election of a chair of a meeting.
54.5At any general meeting which is held as a combined physical and electronic general meeting, any resolution and any proposed amendments thereto put to the vote of the meeting shall be decided on a poll.
55Procedure on a poll
A poll shall be taken in such manner (including the use of ballot, electronic voting, voting papers or tickets) as the chair of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chair of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place, date and time fixed by the chair for the purpose of declaring the result of the poll.
56Voting on a poll
On a poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all such votes or cast all such votes in the same way.
57Timing of poll
57.1A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chair may direct. No notice need be given of a poll not taken immediately.
57.2The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

29

Votes of members
58Votes attaching to shares
Subject to article 43.5 and to any special rights or restrictions as to voting attached by or in accordance with these articles to or the terms of issue of any class of shares, on a show of hands every member who is present in person and every proxy present who has been duly appointed by a member entitled to vote on the resolution shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which that member is the holder.
59Votes of joint holders
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the share.
60Restriction on voting in particular circumstances
60.1No member shall, unless the directors otherwise determine, be entitled in respect of any share held by such member to vote either personally or by proxy at a general meeting or to exercise any other right conferred by membership in relation to general meetings if any call or other sum presently payable by such member to the company in respect of that share remains unpaid.
60.2If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under section 793 of the Companies Act 2006 and is in default for a period of 14 days in supplying to the company the information thereby required, then (unless the directors otherwise determine) in respect of:
60.2.1the shares comprising the shareholding account in the register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and
60.2.2any other shares held by the member,
the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to article 60.3) be entitled to attend or vote either personally or by proxy at a general meeting or to exercise any other right conferred by membership in relation to general meetings.
60.3Where the default shares represent 0.25 per cent or more of the issued shares of the class in question (excluding any shares in the company held as treasury shares), the directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:
60.3.1any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the company and the member shall not be entitled to elect to receive shares instead of dividend; and/or

30

60.3.2no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:
(i)the member is not in default as regards supplying the information required; and
(ii)the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the directors may only exercise their discretion not to register a transfer if permitted to do so by the CREST regulations.
Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.
Upon the giving of a direction notice, its terms shall apply accordingly.
60.4The company shall send to each other person appearing to it to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the company to do so shall not invalidate such notice.
60.5Save as herein provided, any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).
60.6Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with article 60.3.2.
60.7For the purposes of this article:
60.7.1a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under section 793 and either:
(i)the member has named such person as being so interested; or
(ii)(after taking into account the response of the member to the notice and any other relevant information) the company knows or believes in good faith that the person in question is or may be so interested; and
60.7.2a transfer of shares is an “approved transfer” if:
(i)it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in section 974 of the Companies Act 2006); or
(ii)the directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through a recognised investment exchange or through a stock exchange outside the

31

United Kingdom on which the company’s shares are normally traded. For the purposes of this article 60.7.2 any associate (as that term is defined in section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.
60.8The provisions of this article are in addition and without prejudice to the provisions of the Companies Acts.
61Validity and result of vote
61.1No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chair of the meeting whose decision shall be final and conclusive.
61.2Unless a poll is taken, a declaration by the chair of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.
Proxies and corporate representatives
62Appointment of proxies
62.1A member is entitled to appoint a proxy or (subject to article 63) proxies to exercise all or any of that member’s rights to attend and to speak and vote at a meeting of the company.
62.2A proxy need not be a member of the company.
63Multiple proxies
A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such member.
64Form of proxy
64.1An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the directors may approve and:
64.1.1in the case of an individual, shall be signed or otherwise executed in accordance with the provisions of article 64.2 by the appointor or the appointor’s attorney or authenticated in accordance with article 123; and
64.1.2in the case of a corporation, shall be executed:
(i)in accordance with the statutes and, as appropriate, its by-laws; or
(ii)in the case of a corporation which is not incorporated in the United Kingdom, in accordance with the laws of the place of its incorporation and its by-laws; or

32

(iii)on its behalf by an attorney or an officer of the corporation or authenticated in accordance with article 123.
64.2Any signature on, authentication of or other execution on such instrument need not be witnessed. Where an instrument appointing a proxy is executed or authenticated in accordance with article 123 on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the company) be lodged with the instrument of proxy pursuant to article 65, failing which the instrument may be treated as invalid.
64.3In addition, the directors may determine that a proxy may be appointed by telephone, fax, electronic means or by means of a website, subject to such terms and conditions relating thereto as they may impose and to the statutes.
65Deposit of form of proxy
65.1The appointment of a proxy (together with any supporting documentation required under article 64) must be received at the address or one of the addresses (if any) specified for that purpose in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the transfer office):
65.1.1in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates;
65.1.2in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after the poll was demanded, not less than 48 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and
65.1.3in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll, and in default shall not be treated as valid.
65.2The directors may at their discretion determine that, in calculating the periods mentioned in article 65.1, no account shall be taken of the whole of or any part of any day that is not a working day (within the meaning of section 1173 of the Companies Act 2006).
65.3The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates, but shall not be valid for any other meeting. An appointment relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.
65.4Up to, but no more than, two separate instruments appointing a proxy may be effective in respect of the same holding of shares entered on the register for the purposes of any one meeting of the company or of any class of members thereof, provided that:
65.4.1each instrument shall state the number of shares comprised in such holding to which the instrument relates; and
65.4.2the aggregate number of shares comprised in such holding represented by both instruments shall not be greater than the total number of shares comprised in such holding.

33

65.5When two or more instruments of proxy are delivered in respect of the same share for use at the same meeting, such matters shall be taken into account for the purposes of determining the intention of the appointor as the chair of the meeting shall consider to be appropriate, and the chair’s decision as to the validity of any such instrument of proxy shall be final and conclusive.
65.6Without limiting the foregoing, in relation to any shares in uncertificated form the directors may permit a proxy to be appointed by electronic means and/or by means of a website in the form of an uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such uncertificated proxy instruction to be made by a further uncertificated proxy instruction. The directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the company. The directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.
66Rights of proxy
66.1An instrument appointing a proxy shall be deemed to include the right to exercise all or any of the rights of the proxy’s appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which such person is appointed the proxy to attend, and to speak and vote, at a meeting of the company.
66.2Unless the proxy’s appointment provides otherwise, a proxy may vote or abstain at the proxy’s discretion on any resolution put to the vote at a shareholders’ meeting.
66.3Delivery of an instrument of proxy shall not preclude a member from attending and voting at the meeting or poll concerned.
67Termination of proxy’s authority
67.1Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the company in accordance with article 67.2.
67.2Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the transfer office):
67.2.1in the case of a meeting or adjourned meeting, not less than one hour before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;
67.2.2in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after it was demanded, not less than one hour

34

before the commencement of the meeting or adjourned meeting at which the poll was demanded; or
67.2.3in the case of a poll taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the poll.
68Corporations acting by representatives
Subject to the statutes, any corporation which is a member of the company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any general meeting.
Directors
69Number of directors
Subject as hereinafter provided, the directors shall not be less than seven. The company may by ordinary resolution from time to time vary the minimum number and/or maximum number of directors.
70Share qualification
A director shall not be required to hold any shares of the company by way of qualification. A director who is not a member of the company shall nevertheless be entitled to attend and speak at general meetings.
71Directors’ fees
71.1The ordinary remuneration of the directors (which shall be deemed to accrue from day to day) shall be determined by the directors, except that such remuneration shall not exceed:
71.1.1£1,000,000 per annum in aggregate; or
71.1.2such higher amount as may from time to time be determined by ordinary resolution.
71.2Such ordinary remuneration shall (unless otherwise provided by ordinary resolution) be divisible among the directors as they may agree, or, failing agreement, equally, except that any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to remuneration in proportion to the period during which such director has held office.
71.3Any director who holds any executive office (including for this purpose the office of chair or deputy chair whether or not such office is held in an executive capacity), or who serves on any committee of the directors, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the directors may determine in their discretion. Such extra remuneration or other benefits shall be in addition to, or in substitution for, any or all of a director’s entitlement to ordinary remuneration under articles 71.1 and 71.2.

35

72Directors’ expenses, pension and other benefits
72.1The directors may repay to any director all such reasonable expenses as any director may incur in attending and returning from meetings of the directors or of any committee of the directors or general meetings or otherwise in connection with the business of the company.
72.2The directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any director or ex-director, and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.
73Appointment of executive directors
The directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they may (subject to the provisions of the statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.
74Powers of executive directors
The directors may entrust to and confer upon any director holding any executive office any of the powers exercisable by them upon such terms and conditions (including the power to sub-delegate) and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.
Appointment and retirement of directors generally
75Election or appointment of directors
75.1The company may by ordinary resolution elect, and the directors shall have power at any time to appoint, any person eligible for election to be a director, either to fill a casual vacancy or as an additional director, but the total number of directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these articles.
75.2Any person so appointed by the directors shall retire at the next annual general meeting and shall then be eligible for election.
75.3No person shall be elected as a director unless such person is appointed or recommended by the board or the company has received from such person confirmation in writing of that person’s willingness to be elected as a director, no later than seven days before the general meeting at which the relevant resolution is proposed.
76Retirement at annual general meetings
76.1Each director shall retire at the annual general meeting held in the third calendar year following the year in which that director was elected or last re-elected, or at such earlier annual general meeting as the directors may resolve.
76.2A director who retires at any annual general meeting shall be eligible for election or re-election unless the directors resolve otherwise not later than the date of the notice of such annual general meeting.

36

77Re-election of retiring director
77.1The company at the meeting at which a director retires under any provision of these articles may by ordinary resolution fill the office being vacated by electing thereto the retiring director or some other person eligible for election.
77.2The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for the director’s re-election is put to the meeting and lost. Accordingly, a retiring director who is re-elected or deemed to have been re-elected will continue in office without a break.
78Vacation of office
The office of a director shall be vacated in any of the following events:
78.1if the director shall become prohibited by law from acting as a director;
78.2if the director shall resign by writing left at the office or by delivery to the chair or any deputy chair or the secretary or if the director shall in writing offer to resign and the directors shall resolve to accept such offer;
78.3if the director shall have a bankruptcy order made against him/her or shall compound with his/her creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that act or any similar order or process under the laws of any relevant jurisdiction;
78.4if an order shall be made by any court claiming jurisdiction on the ground (however formulated) of mental disorder for the director’s detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to the director’s property or affairs;
78.5if the director shall be absent from meetings of the directors for six months without leave and the directors shall resolve that his/her office be vacated; or
78.6if a notice in writing is served upon the director personally or at the address registered with the company in accordance with the Companies Act 2006 or at the director’s residential address provided to the company, signed by not less than three-quarters of the directors for the time being to the effect that the director’s office as director shall on receipt (or deemed receipt) of such notice be vacated. The signatures need not be on a single document and, for the avoidance of doubt, fax signatures shall be valid for the purposes hereof.
79Removal of director
The company may, in accordance with and subject to the provisions of the statutes by ordinary resolution of which special notice has been given, remove any director from office (notwithstanding any provision of these articles or of any agreement between the company and such director, but without prejudice to any claim the director may have for damages for breach of any such agreement).

37

Meetings and proceedings of directors
80Convening of meetings of directors
Subject to the provisions of these articles, the directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any director may, and the secretary at the request of a director shall, summon a meeting of the directors. It shall not be necessary to give notice of a meeting of directors to any director for the time being absent from the United Kingdom. A notice calling the meeting of the directors may be given to a director by telephone or by notice in writing (in the case of a written notice, delivered to the director in person or sent to the last known address for such director, or such other address, if any, as may for the time being be notified by or on behalf of such director to the company for that purpose), and each director shall, on appointment, be taken to have agreed to the giving of notices in any such manner. Any director may waive notice of any meeting and any such waiver may be retroactive.
81Quorum
Subject to article 85, the quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be four. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors.
82Video conference and telephone meetings
82.1The directors, and any committee of the directors, may meet by way of a video conference or conference telephone or similar equipment designed to allow everybody to take part in the meeting; or by way of a series of video conferences or telephone calls from the chair of the meeting. Participation in this way shall be treated as being present at the meeting.
82.2A meeting which takes place by a series of video conference calls or telephone calls from the chair shall be treated as taking place where the chair is. In other cases, meetings shall be treated as taking place where the largest group of the participants are or, if there is no such group, where the chair is.
83Chair and Deputy Chair
83.1The directors may elect from their number a chair and a deputy chair (or two or more deputy chairs) and determine the period for which each is to hold office. If no chair or deputy chair shall have been appointed or if at any meeting of the directors no chair or deputy chair shall be present within five minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chair of the meeting.
83.2If at any time there is more than one deputy chair, the right in the absence of the chair to preside at a meeting of the directors or of the company shall be determined as between the deputy chairs present (if more than one) by seniority in length of appointment or otherwise as resolved by the directors.

38

84Casting vote
Questions arising at any meeting of the directors shall be determined by a majority of votes. In the case of an equality of votes, the chair of the meeting shall have a second or casting vote.
85Number of directors below minimum
The continuing directors may act notwithstanding any vacancies, but if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles the continuing directors or director may act for the purpose of filling such vacancies or of summoning general meetings, but not for any other purpose. If there be no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.
86Directors’ written resolutions
86.1A directors’ written resolution is adopted when all the directors entitled to vote on such resolution have:
86.1.1signed one or more copies of it, or
86.1.2otherwise indicated their agreement to it in writing.
86.2A directors’ written resolution is not adopted if the number of directors who have signed it is less than the quorum for directors’ meetings.
86.3Once a directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a directors’ meeting in accordance with the articles.
87Validity of proceedings
All acts done by any meeting of directors, or of any committee or sub-committee of the directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the company, notwithstanding that there was some defect in the appointment of any director or any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or member of the committee or sub-committee and had been entitled to vote.
Directors’ interests
88Authorisation of directors’ interests
88.1For the purposes of section 175 of the Companies Act 2006, the directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a director under that section to avoid a situation in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company.
88.2Authorisation of a matter under this article shall be effective only if:

39

88.2.1the matter in question shall have been proposed in writing for consideration at a meeting of the directors, in accordance with the board’s normal procedures or in such other manner as the directors may determine;
88.2.2any requirement as to the quorum at the meeting of the directors at which the matter is considered is met without counting the director in question and any other interested director (together the “interested directors”); and
88.2.3the matter was agreed to without the interested directors voting or would have been agreed to if the votes of the interested directors had not been counted.
88.3Any authorisation of a matter under this article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.
88.4Any authorisation of a matter under this article shall be subject to such conditions or limitations as the directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the directors at any time. A director shall comply with any obligations imposed on the director by the directors pursuant to any such authorisation.
88.5A director shall not, save as otherwise agreed by such director, be accountable to the company for any benefit which the director (or a person connected with the director) derives from any matter authorised by the directors under this article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.
89Directors may have interests
89.1Subject to compliance with article 89.2, a director, notwithstanding such director’s office, may have an interest of the following kind:
89.1.1where a director (or a person connected with the director) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any relevant company;
89.1.2where a director (or a person connected with the director) is a party to, or otherwise interested in, any contract, transaction or arrangement with a relevant company, or in which the company is otherwise interested;
89.1.3where the director (or a person connected with the director) acts (or any firm of which the director is a partner, employee or member acts) in a professional capacity for any relevant company (other than as auditor) whether or not the director or it is remunerated therefor;
89.1.4an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;
89.1.5an interest, or a transaction or arrangement giving rise to an interest, of which the director is not aware; or
89.1.6any other interest authorised by shareholder resolution.
No authorisation under article 88 shall be necessary in respect of any such interest.

40

89.2The director shall declare the nature and extent of any interest permitted under article 89.1, and not falling within article 89.3, at a meeting of the directors or in the manner set out in section 184 or 185 of the Companies Act 2006.
89.3No declaration of an interest shall be required by a director in relation to an interest:
89.3.1falling within articles 89.1.4, 89.1.5 or 89.1.6;
89.3.2if, or to the extent that, the other directors are already aware of such interest (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware); or
89.3.3if, or to the extent that, it concerns the terms of the director’s service contract (as defined in section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the directors, or by a committee of directors appointed for the purpose under these articles.
89.4A director shall not, save as otherwise agreed by the director, be accountable to the company for any benefit which the director (or a person connected with the director) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any relevant company or for such remuneration, each as referred to in article 89.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.
89.5For the purposes of this article, “relevant company” shall mean:
89.5.1the company;
89.5.2a subsidiary undertaking of the company;
89.5.3any holding company of the company or a subsidiary undertaking of any such holding company;
89.5.4any body corporate promoted by the company; or
89.5.5any body corporate in which the company is otherwise interested.
90Restrictions on quorum and voting
90.1Save as provided in this article, and whether or not the interest is one which is authorised pursuant to article 88 or permitted under article 89, a director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which the director (or a person connected with the director) is interested. Any vote of a director in respect of a matter where the director is not entitled to vote shall be disregarded.
90.2A director shall not be counted in the quorum for a meeting of the directors in relation to any resolution on which the director is not entitled to vote.
90.3Subject to the provisions of the statutes, a director shall be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:
90.3.1in which the director has an interest of which the director is not aware;
90.3.2in which the director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

41

90.3.3in which the director has an interest only by virtue of interests in shares, debentures or other securities of the company, or by reason of any other interest in or through the company;
90.3.4which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of (i) money lent or obligations incurred by the director or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings; or (ii) a debt or other obligation of the company or any of its subsidiary undertakings for which the director has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;
90.3.5concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiary undertakings (i) in which offer the director is or may be entitled to participate as a holder of securities; or (ii) in the underwriting or sub-underwriting of which the director is to participate;
90.3.6concerning any other body corporate in which the director is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that the director (together with persons connected with the director) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;
90.3.7relating to an arrangement for the benefit of the employees or former employees of the company or any of its subsidiary undertakings which does not award the director any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;
90.3.8concerning the purchase or maintenance by the company of insurance for any liability for the benefit of directors or for the benefit of persons who include directors;
90.3.9concerning the giving of indemnities in favour of directors;
90.3.10concerning the funding of expenditure by any director or directors on (i) defending criminal, civil or regulatory proceedings or actions against the director or the directors, (ii) in connection with an application to the court for relief, or (iii) defending the director or the directors in any regulatory investigations;
90.3.11doing anything to enable any director or directors to avoid incurring expenditure as described in article 90.3.10; and
90.3.12in respect of which the director’s interest, or the interest of directors generally, has been authorised by ordinary resolution.
90.4Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the company (or any body corporate in which the company is interested), the proposals may be divided and considered in relation to each director separately. In such case, each of the directors concerned (if not debarred from voting under article 90.3.6) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning the director’s own appointment or the fixing or variation of the terms thereof.
90.5If a question arises at any time as to whether any interest of a director prevents the director from voting, or being counted in the quorum, under this article, and such question is not resolved by the director voluntarily agreeing to abstain from voting, such question shall be

42

referred to the chair of the meeting and the chair’s ruling in relation to any director other than the chair shall be final and conclusive, except in a case where the nature or extent of the interest of such director (so far as is known to such director) has not been fairly disclosed. If any such question shall arise in respect of the chair of the meeting, the question shall be decided by resolution of the directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chair of the meeting (so far as it is known to the chair) has not been fairly disclosed to the directors.
91Confidential information
91.1Subject to article 91.2, if a director, otherwise than by virtue of the director’s position as director, receives information in respect of which the director owes a duty of confidentiality to a person other than the company, the director shall not be required:
91.1.1to disclose such information to the company or to the directors, or to any director, officer or employee of the company; or
91.1.2otherwise to use or apply such confidential information for the purpose of or in connection with the performance of the director’s duties as a director.
91.2Where such duty of confidentiality arises out of a situation in which the director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company, article 91.1 shall apply only if the conflict arises out of a matter which has been authorised under article 88 above or falls within article 89 above.
91.3This article is without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this article.
92Directors’ interests – general
92.1For the purposes of articles 88 to 92:
92.1.1an interest of a person who is connected with a director shall be treated as an interest of the director; and
92.1.2section 252 of the Companies Act 2006 shall determine whether a person is connected with a director.
92.2Where a director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the director may, and shall if so requested by the directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the directors for the purpose of or in connection with the situation or matter in question, including without limitation:
92.2.1not attending any meetings of the directors at which the relevant situation or matter falls to be considered; and
92.2.2not reviewing documents or information made available to the directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for the director to have access to such documents or information.

43

92.3The company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of articles 88 to 92.
Committees of the directors
93Appointment and constitution of committees
93.1The directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the directors) to committees.
93.2Any such committee shall, unless the directors otherwise resolve, have power to sub-delegate to sub-committees or to any person any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more directors only. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these articles to the exercise by the directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee.
93.3Any committee or sub-committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the directors.
94Proceedings of committee meetings
The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed, with such changes as are appropriate, by the provisions of these articles regulating the meetings and proceedings of the directors, so far as the same are not superseded by any regulations made by the directors under article 93.
Powers of directors
95General powers
The business and affairs of the company shall be managed by the directors, who may exercise all such powers of the company as are not by the statutes or by these articles required to be exercised by the company in general meeting, subject to these articles, to the provisions of the statutes and to such regulations as may be prescribed by special resolution of the company, but no regulation so made by the company shall invalidate any prior act of the directors which would have been valid if such regulation had not been made. The general powers given by this article shall not be limited or restricted by any special authority or power given to the directors by any other article.
96Local boards
The directors may establish any local boards or agencies for managing any of the affairs of the company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and may

44

authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
97Appointment of attorney
The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit. The directors may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in the attorney.
Secretary
98Secretary
The secretary shall be appointed by the directors on such terms and for such period as they may think fit. Any secretary so appointed may at any time be removed from office by the directors, but without prejudice to any claim for damages for breach of any contract of service between the secretary and the company. If thought fit, two or more persons may be appointed as joint secretaries. In the absence of the secretary or during such times as the position is vacant, a person or persons appointed or acting as deputy secretary or assistant secretary may perform all of the duties required under these articles and the statutes.

The seal
99The seal
99.1The directors shall provide for the safe custody of the seal and any securities seal. The securities seal shall be used only for sealing securities issued by the company and documents creating or evidencing securities so issued.
99.2 Every instrument to which the seal or the securities seal shall be affixed (other than a certificate for or evidencing shares issued by the company, or debentures or other securities (including options) issued by the company in respect of which the provisions of article 10 shall also apply) shall be signed autographically by:
99.2.1one director and the secretary; or
99.2.2one director in the presence of a witness; or

45

99.2.32 directors; or
99.2.4any person or persons authorised by a resolution of the directors or of a committee duly authorised in that behalf, in favour of any purchaser or person dealing in good faith with the company, such signatures shall be conclusive evidence of the fact that the seal has been properly affixed.
99.3Subject to the statutes, the company may dispense with the use of a seal, either generally or in respect of any particular category of document, at the discretion of the directors. Whether or not use of a seal has been so dispensed with, a document signed in accordance with article 99.2 and expressed (in whatever form of words) to be executed by the company as a deed shall have the same effect as if executed under seal. Any document so executed by the company which makes it clear that it is intended to operate as a deed shall have effect upon delivery as a deed.
99.4The company may exercise the powers conferred by the statutes with regard to having an official seal for use abroad and such powers shall be vested in the directors.
Authentication of documents
100Authentication of documents
100.1Any director or the secretary or any person appointed by the directors for the purpose shall have power to authenticate any document affecting the constitution of the company and any resolution passed at a general meeting or at a meeting of the directors or any committee, and any book, record, document or account relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts. Where any book, record, document or account is elsewhere than at the office, the local manager or other officer of the company having the custody thereof shall be deemed to be a person appointed by the directors as aforesaid.
100.2A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.
Dividends
101Dividends
The company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the directors.
102Fixed, interim and other dividends
If and so far as in the opinion of the directors the profits of the company justify such payments, the directors:
102.1may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof; and

46

102.2may also from time to time pay dividends (interim or otherwise) on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.
Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or equally with those shares, of any such fixed, interim or other dividend as aforesaid.
103Non-cash distributions
The company may, by ordinary resolution, on the recommendation of the directors, decide to pay or make a dividend or other distribution in whole or in part by transferring non-cash assets or by procuring the receipt by shareholders of non-cash assets (including, without limitation, paid-up shares or other securities of any company) and the directors shall give effect to such resolution. Where any difficulty arises in regard to a non-cash distribution, the directors may settle the same as they think expedient but subject to the rights of each share or class of shares and in particular may authorise any person to sell or transfer any fractional entitlements (or ignore and fractional entitlements altogether), may fix the value for distribution purposes of such specific assets or any part thereof, may determine that cash shall be paid to any distribution recipient upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets in trustees. For the avoidance of doubt, although the directors may fix the value for distribution of the fractional elements mentioned above, this cannot vary the ranking of shares between themselves in accordance with their terms provided in article 104 below.
104Ranking of shares for dividend
Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this article, no amount paid on a share in advance of calls shall be treated as paid on the share.
105Manner of payment of dividends and other moneys
105.1Subject to article 105.2, any dividend or other moneys payable on or in respect of a share shall be paid to the member as at the relevant record date or to such other person as the member may in writing direct. Such dividend or other moneys may be paid:
105.1.1by cheque, warrant, order or similar financial instrument sent by post to and payable to or to the order of the member;
105.1.2by inter-bank transfer or other electronic means direct to such account as the member shall in writing (or by means of such other authorisation as the directors may determine) direct;
105.1.3using the facilities of a relevant system; or
105.1.4by such other method of payment as the member may agree to.
Every such cheque, warrant or order shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque, warrant or order by the banker upon whom it is drawn, and any transfer or payment within article 105.1.2, 105.1.3 or 105.1.4, shall be a good discharge to the company.

47

105.2For the purposes of this article 105, where a share is held by joint holders:
105.2.1in the case of instructions to pay a person other than the joint holders, any such instructions shall require the written signature or other authorisation as the directors may determine of all such joint holders; but
105.2.2otherwise, all payments shall be made to all such joint holders (any cheque, warrant or order being drawn in favour of all such joint holders and sent to the person first named in the register).
105.3Subject to the provisions of these articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency or currencies as the directors may determine, using such exchange rate or rates for currency conversions as the directors may select.
106Joint holders
If two or more persons are registered as joint holders of or entitled jointly to any share, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.
107No interest on dividends
No dividend or other moneys payable on or in respect of a share shall bear interest as against the company.
108Retention of dividends
The directors may:
108.1deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by such member to the company on account of calls or otherwise in relation to shares of the company;
108.2deduct from any dividend or other moneys payable to any member on or in respect of a share any taxes charges imposts penalties or statutory or regulatory fines or levies imposed on the company by virtue of that member’s status under the securities laws or other laws in any jurisdiction; and
108.3retain the dividends payable upon shares in respect of which any person is under articles 35 to 38 inclusive entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.
109Unclaimed dividends and other moneys
109.1Subject to articles 109.2 and 109.3, where any dividends or other moneys payable to a member or person entitled by law to such dividends or other moneys have not been cashed or claimed by such member or person entitled by law to such dividends or other moneys, the company can invest such dividends or other moneys or use them in any other manner for the company’s benefit until they are cashed or claimed by the relevant member or person entitled by law to such dividends or other moneys. The company shall not be a trustee of such dividends or other moneys and shall not be liable to pay interest on such dividends or other moneys.

48

109.2Any dividends or other moneys payable to a member or person entitled by law to such dividends or other moneys that have not been cashed or claimed by such member or person entitled by law to such dividends or other moneys after a period of 12 years from the date on which such dividend was declared or such other moneys became due for payment shall be forfeited and shall revert to the company. The company shall not be liable in any respect, nor be required to account, to the relevant member or person entitled by law to such dividends or other moneys and the company shall be entitled to use such dividends or other moneys for the company’s benefit in any manner that the directors may from time to time think fit.
109.3If the company sells shares in accordance with article 39, any dividend or other moneys that have not been cashed or claimed by a member or person entitled by law to such dividends or other moneys shall revert to the company when such shares are sold. The company shall be entitled to use such uncashed or unclaimed dividends or other moneys for the company’s benefit in any manner that the directors may from time to time think fit.
110Waiver of dividend
The waiver in whole or in part (in excess of 0.1p per share) of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed or authenticated in accordance with article 123 by the shareholder or, in the case of joint shareholders, all of them and delivered to the company and if or to the extent that the same is accepted as such or acted upon by the company.
111Share alternative
111.1Subject as hereinafter provided, the directors may, in writing, offer to ordinary shareholders the right to receive, instead of dividend (or part thereof), an allotment of new ordinary shares credited as fully paid.
111.2The directors shall not make such an offer unless so authorised by an ordinary resolution passed at any general meeting, which authority may extend to dividends declared or paid prior to the third following annual general meeting, but no further.
111.3The directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.
111.4The basis of allotment on each occasion shall be determined by the directors so that, as nearly as may be considered convenient, the value of the ordinary shares to be allotted instead of any amount of dividend shall equal such amount. For such purpose, the value of an ordinary share shall be the average of the middle market quotations of an ordinary share on the London stock exchange, as derived from the daily official list, on each of the first five business days on which the ordinary shares are quoted “ex” the relevant dividend.
111.5If the directors determine to offer such right of election on any occasion, they shall give notice to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right. There shall be no need to give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares instead of all future dividends, but the

49

directors shall send such shareholder a reminder of the election made, indicating how that election may be revoked in time for the next dividend proposed to be paid.
111.6On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on ordinary shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected ordinary shares”), and instead thereof additional shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid. For such purpose, the directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the elected ordinary shares on such basis.
111.7The additional ordinary shares so allotted on any occasion shall rank equally in all respects with the fully-paid ordinary shares in issue, on the record date for the relevant dividend, save only as regards participation in the relevant dividend.
111.8Article 112 shall apply with such changes as are appropriate to any capitalisation made pursuant to this article.
111.9No fraction of an ordinary share shall be allotted. The directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part:
111.9.1the benefit thereof accrues to the company; and/or
111.9.2fractional entitlements are accrued and/or retained, and in either case accumulated, on behalf of any ordinary shareholder.
111.10The directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where the directors have not been assured to their satisfaction that, in the absence of a registration statement or other special formalities, the circulation of an offer of rights of election would be lawful, or where the directors consider that circulation would be impractical in view of legal, regulatory or practical problems applicable in any such territory, and in such event the provisions aforesaid shall be read and construed subject to such determination.
111.11In relation to any particular proposed dividend, the directors may in their absolute discretion decide:
111.11.1that ordinary shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or
111.11.2at any time prior to the allotment of the ordinary shares which would otherwise be allotted instead thereof, that all elections to take shares instead of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

50

Capitalisation of profits and reserves
112Capitalisation of profits and reserves
112.1The directors may, with the sanction of an ordinary resolution of the company, capitalise any sum standing to the credit of any of the company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of its profit and loss account.
112.2Such capitalisation shall be effected by appropriating such sum to the holders of ordinary shares on the register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of ordinary shares (pro rata to the amount paid up thereon) and applying such sum on their behalf:
112.2.1in paying up in full new ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, new shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid;
112.2.2in or towards paying up amounts for the time being unpaid on any shares held by such holders (otherwise than by application of any sum standing to the credit of share premium account, capital reserve or other undistributable reserve); or
112.2.3subject as provided in article 112.2.2, partly in one way and partly in another.
112.3The directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the company rather than to the members concerned). The directors may authorise any person to enter on behalf of all the members interested into an agreement with the company providing for any such capitalisation and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.
Accounts
113Accounting records
Accounting records sufficient to show and explain the company’s transactions and otherwise complying with the statutes shall be kept at the office, or at such other place as the directors think fit, and shall always be open to inspection by the officers of the company. Subject as aforesaid, no member of the company or other person shall have any right of inspecting any account or book or document of the company except as conferred by statute or ordered by a court or authorised by the directors.
114Copies of accounts for members
114.1Subject as provided in article 114.2, a copy of the company’s annual accounts and report which are to be laid before a general meeting of the company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of the company and to

51

every other person who is entitled to receive notices of meetings from the company under the provisions of the statutes or of these articles.
114.2Article 114.1 shall not require a copy of these documents to be sent to:
114.2.1any member to whom a summary financial statement is sent in accordance with the statutes;
114.2.2more than one of joint holders; or
114.2.3any person of whose address the company is not aware, but any member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the office.
Auditors
115Validity of auditor’s acts
Subject to the provisions of the statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the company, be valid, notwithstanding that there was some defect in the auditor’s appointment or that the auditor was at the time of the appointment not qualified for appointment or subsequently became disqualified.
116Auditor’s right to attend general meetings
An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns the auditor.
Communication with members
117Service of documents and information
117.1The company may, subject to and in accordance with the Companies Act 2006 and these articles, send or supply all types of documents or information to members by electronic means, and/or by making such documents or information available on a website.
117.2The company communication provisions have effect for the purposes of any provision of the statutes or these articles that authorises or requires documents to be sent or supplied by or to the company.
117.3Any document or information (including a share certificate) which is sent or supplied by the company in hard copy form or in electronic form but to be delivered other than by electronic means and/or by means of a website and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of:
117.3.124 hours where first class post is employed;
117.3.248 hours where second class post is employed; or
117.3.37 days where any other form of post is employed,

52

in each case after the time it was posted, and in proving such receipt it shall be sufficient to show that such document or information was properly addressed, pre-paid and posted.
117.4Any document or information (other than a share certificate) which is sent or supplied by the company by electronic means shall be deemed to have been received by the intended recipient:
117.4.1where the document or information is sent or supplied by fax, at the time it was sent or supplied; or
117.4.2where the document or information is sent or supplied by any other electronic means, 48 hours after the time it was sent or supplied, and in proving such receipt it shall be sufficient to show that such document or information was properly addressed.
117.5Any document or information which is sent or supplied by the company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.
117.6The accidental failure to send, or the non-receipt by any person entitled to, any document relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.
117.7The provisions of this article shall have effect in place of the company communications provisions relating to deemed delivery of documents or information by the company.
118Service of notices
Any notice to be given to or by any person pursuant to these articles shall be in writing or made available on the company’s website or other website authorised by the company, except that notice calling the meeting of the directors may be given as provided for in article 80.
119Joint holders
119.1Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the register in respect of the share.
119.2Any document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the register in respect of the share, to the exclusion of the other joint holders.
119.3The provisions of this article shall have effect in place of the company communications provisions regarding joint holders of shares.
120Incapacitated members
120.1A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the company:

53

120.1.1such evidence as the directors may reasonably require to show such person’s title to the share; and
120.1.2an address at which notices may be sent or supplied to such person, whereupon such person shall be entitled to have sent or supplied to them at such address any document to which the said member would have been entitled. Any document so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested (whether jointly with or as claiming through or under such person) in the share.
120.2Save as provided by article 120.1, any document or information sent or supplied to the address of any member pursuant to these articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the company has notice of such member’s death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.
120.3The provisions of this article shall have effect in place of the company communications provisions regarding the death or bankruptcy of a holder of shares in the company.
121Overseas members
Subject to the statutes, a member who (having no registered address within the United Kingdom) has not supplied to the company an address within the United Kingdom for the service of documents shall not be entitled to receive documents from the company other than cheques, warrants, orders or similar financial instruments in respect of dividends, instalments of interest and other amounts payable.
122Suspension of postal services
122.1If at any time, by reason of the suspension, restriction or curtailment of postal services within the United Kingdom, the company is unable to distribute the accounts of the company or give notice by post in hard copy form of a general meeting, such notice shall be deemed to have been given to all members entitled to receive such notice in hard copy form if such notice is advertised in at least two national newspapers and such notice shall be deemed to have been given on the day when the advertisement appears (or first appears). In any such case, the company may still, where applicable, serve notice by electronic means and/or by making such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof.
122.2The company shall at all times between the date of publication of such advertisement and the meeting to which it relates make any relevant documents, available for collection and inspection during normal business hours at the office and the head office of the company and also at such places in Edinburgh and the City of London as shall be stated in such advertisement.
123Signing or authentication of documents sent by electronic means
Where these articles require a document to be signed or authenticated by a member or other person then any document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the company communications provisions or in such other manner approved by the directors. The directors may designate mechanisms

54

for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the company.
124Statutory provisions as to notices
Nothing in any of articles 117 to 123 inclusive shall affect any provision of these articles or the statutes that require or permit any particular notice or other document to be sent or supplied in any particular manner.
Winding up
125Directors’ power to petition
The directors shall have power in the name and on behalf of the company to present a petition to the court for the company to be wound up.
126Return of capital
On a return of capital, whether in a winding up or a reduction of capital or otherwise, the assets of the company available for distribution among the members shall be distributed first to the holders of preference shares in accordance with the rights attached to them on issue. The balance of such assets, subject to the rights of any other class of shares, shall be distributed to each holder of the ordinary shares rateably by reference to the proportion of ordinary share capital held by that holder, relative to the aggregate total issued ordinary share capital.

Destruction of documents
127Destruction of documents
Subject to compliance with the rules (as defined in the CREST regulations) applicable to shares of the company in uncertificated form, the company shall be entitled to destroy:
127.1all instruments of transfer or other documents which have been registered or on the basis of which registration was made, at any time after the expiry of six years from the date of registration thereof;
127.2all dividend mandates and notifications of change of address including forms or other documents created after notification by telephone, fax or electronic means and/or by means of a website, at any time after the expiry of two years from the date of recording thereof; and
127.3all share certificates which have been cancelled, at any time after the expiry of one year from the date of the cancellation thereof.
127.4For the purposes of articles 127.1 to 127.3, it shall conclusively be presumed in favour of the company that:
127.4.1every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

55

127.4.2every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;
127.4.3every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and
127.4.4every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company, provided that:
(i)all such provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
(ii)nothing herein contained shall be construed as imposing upon the company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the company in the absence of this article;
(iii)any document referred to above may, subject to the statutes, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically, by microfilm, by digital imaging or by any other means) has been made and is retained until the end of the relevant period; and
(iv)references herein to the destruction of any document include references to the disposal thereof in any manner.
Directors’ liabilities
128Indemnity
128.1Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation may be indemnified by the company out of its own funds against:
128.1.1any liability incurred by or attaching to such person in connection with any negligence, default, breach of duty or breach of trust by such person in relation to the company or any associated company or organisation; and
128.1.2any other liability incurred by or attaching to such person in the actual or purported execution and/or discharge of such person’s duties and/or the exercise or purported exercise of such person’s powers and/or otherwise in relation to or in connection with such person’s duties, powers or offices.
128.2Where any such person is indemnified against any liability in accordance with article 128.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by such person in relation thereto.
129Insurance
Without prejudice to article 128 above, the directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation, including insurance against any liability incurred by or attaching to such person in respect

56

of any act or omission in the actual or purported execution and/or discharge of such person’s duties and/or in the exercise or purported exercise of such person’s powers and/or otherwise in relation to or in connection with such person’s duties, powers or offices in relation to the company or any associated company or organisation, (and all costs, charges, losses, expenses and liabilities incurred by such person in relation thereto).
130Defence expenditure
130.1Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, the company:
130.1.1may provide any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation with funds to meet expenditure incurred or to be incurred by such person in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by such person in relation to the company or any associated company or organisation or in connection with any application for relief from liability under the statutes; and
130.1.2may do anything to enable any such a person to avoid incurring such expenditure.
130.2Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, the company:
130.2.1may provide any person who is or was at any time a director, officer, employee or trustee of the company or of any associated company or organisation with funds to meet expenditure incurred or to be incurred by such person in defending themselves in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by such person in relation to the company or any associated company or organisation; and
130.2.2may do anything to enable any such a person to avoid incurring such expenditure.
130.3For the purpose of articles 128 to 130 an “associated company or organisation” is any company or other body, whether or not incorporated, (i) which is the company's holding company; or (ii) in which the company or its holding company or any of the predecessors of the company or of such holding company has any interest whether direct or indirect; or (iii) which is in any way allied to or associated with the company or its holding company or any of the predecessors of the company or of such holding company (including any pension fund or employees’ share scheme in which any employees of the company or of any associated company or organisation are interested and any company acting as trustee for such pension fund or share scheme); or (iv) which is a subsidiary undertaking of any person mentioned in (iii) or (v) to which directors, officers, employees or trustees of the company or of any subsidiary undertaking or any holding company of the company are permitted by the company or any subsidiary undertaking or any holding company of the company to lend their services; and “person” shall include any natural person, partnership, other unincorporated association or body corporate.

57

Liability of members
131Liability of members
The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.
Provision for employees on cessation of business
132Provision for employees or ex-employees
The directors may make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director, former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

58